For Immediate Release

Investor contact:

Stacey Yonkus

212-609-4236

syonkus@liveperson.com

LivePerson Announces Fourth Quarter and Full Year 2012 Financial Results

-- Reports Fourth Quarter Revenue of $42.5 Million --

-- Fourth Quarter Bookings of $8.7 Million Surpass Prior Quarter’s Record --

NEW YORK, February 12, 2013 /PRNewswire/ -- LivePerson, Inc. (Nasdaq: LPSN), a leading provider of intelligent engagement solutions that increase conversions and improve the customer experience online, today announced financial results for the fourth quarter and year ended December 31, 2012.

Revenue

Revenue from business operations (B2B) for the fourth quarter was $38.8 million, an 18% increase as compared to the fourth quarter of 2011 and a 7% increase as compared to the third quarter of 2012. Total revenue for the fourth quarter was $42.5 million, a 16% increase from the fourth quarter of 2011, and a 7% sequential increase as compared to the third quarter of 2012.

B2B revenue for the full year was $142.3 million, a 20% increase from 2011. Total revenue, which includes our consumer operations, was $157.4 million for the full year, an 18% increase over 2011.

Revenue from consumer operations for the fourth quarter and full year was $3.7 million and $15.1 million, respectively.

Bookings for the fourth quarter of 2012 were $8.7 million, a 38% increase from the fourth quarter of 2011 and a 7% sequential increase as compared to the third quarter of 2012. Bookings are measured as incremental new contractual commitments from new or existing midmarket or enterprise customers, excluding nonrecurring and usage-based fees.

“During the fourth quarter we expanded some of our larger global accounts, exceeded our top line projections, and continued to see strong interest surrounding our new products,” said CEO Robert LoCascio. “I believe the solid foundation we built in people and processes should foster a natural evolution in the business, especially during 2013 as we work to deliver a more integrated, intelligent engagement platform.”

Customer Expansion

LivePerson added 41 new enterprise and midmarket clients during the quarter, and signed a total of 178 deals which consisted of both new and existing customers.

Net Income

Net income for the fourth quarter of 2012 was $1.5 million or $0.03 per share as compared to $3.9 million or $0.07 per share in the fourth quarter of 2011. Net income during the fourth quarter of 2012 was impacted by deal and litigation related expenses of approximately $1.3 million.

Net income for the full year was $6.4 million or $0.11 per share, as compared to $12.0 million or $0.22 per share in the prior year.  Net income for the full year was impacted by deal and litigation related expenses of approximately $5.0 million.

Adjusted Net Income and Adjusted EBITDA

LivePerson considers adjusted net income and adjusted earnings before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any (adjusted EBITDA) to be important financial indicators of the Company’s operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

The difference between adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

A reconciliation of the differences between adjusted EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included below.

Adjusted net income for the fourth quarter of 2012 was $4.8 million or $0.08 per share, as compared to $5.8 million or $0.10 per share in the fourth quarter of 2011. Adjusted net income for the full year was $17.7 million or $0.31 per share, as compared to $19.8 million or $0.36 per share in the prior year. Adjusted Net income during both the fourth quarter and full year 2012 was impacted by deal and litigation related expenses of approximately $1.3 million and $5.0 million, respectively.

Adjusted EBITDA for the fourth quarter of 2012 was $8.0 million or $0.14 per share, as compared to $9.6 million or $0.17 per share in the fourth quarter of 2011.  Adjusted EBITDA for the full year was $29.0 million or $0.51 per share, as compared to $34.0 million or $0.62 per share in the prior year. Adjusted EBITDA during both the fourth quarter and full year 2012 were impacted by deal and litigation related expenses of approximately $1.3 million and $5.0 million, respectively.

Cash

The Company’s cash balance was $103.3 million at December 31, 2012 as compared to $93.3 million as of December 31, 2011.

The Company generated $12.0 million of cash from operations during the fourth quarter.

For the full year, the Company generated $29.7 million of cash from operations, and incurred planned capital expenditures primarily related to the purchase of servers and computer networking equipment and expansion of its corporate offices, resulting in a cash outlay of approximately $11.2 million.

Financial Expectations

Following is the Company’s current expectation for financial and operating performance:

First Quarter 2013

•	Revenue of $42 - $43 million
•	Adjusted EBITDA of $0.11 - $0.13 per share
•	Adjusted net income per share of $0.06 - $0.08
•	GAAP EPS of $0.01 - $0.03
•	Fully diluted share count of approximately 58 million

Full Year 2013

•	Revenue of $181 - $186 million
•	Adjusted EBITDA of $0.52 - $0.55 per share
•	Adjusted net income per share of $0.30 - $0.33
•	GAAP EPS of $0.06 - $0.09
•	Fully diluted share count of approximately 60 million

Other Full Year 2013 Assumptions

•	Amortization of intangibles of approximately $5 million
•	Stock-compensation expense of approximately $13 million
•	Depreciation of approximately $10 million
•	Effective tax rate of approximately 37%
•	Cash tax rate of approximately 37%
•	Capital expenditures of approximately $12 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	3 months ended	Year ended
	December 31, 2012	December 31, 2012
Cost of revenue	$448	$1,579
Product development	759	2,964
Sales and marketing	765	2,878
General and administrative	1,097	3,294
Total	$3,069	$10,715

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	3 months ended	Year ended
	December 31, 2012	December 31, 2012
Cost of revenue	$166	$362
General and administrative	119	218
Total	$285	$580

Earnings Teleconference and Video Discussion Information

The Company will discuss its fourth quarter and full year 2012 financial results during a teleconference today, February 12, 2013 at 5:00 p.m. ET. To participate via telephone domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 706-634-9559, both should reference the conference ID “96832818”. The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at: http://www.liveperson.com/about/ir.

If you are unable to participate on the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID “96832818”.

The Company will also post a video discussion of its fourth quarter and full year results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson

LivePerson, Inc. (Nasdaq: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This “intelligent engagement” is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

More than 8,500 companies rely on LivePerson’s platform to increase conversions and improve customer experience, including Hewlett-Packard, IBM, Microsoft, Verizon, Sky, Walt Disney, PNC, QVC and Orbitz.

LivePerson received the CODiE award for Best Content Management Solution in 2012 and for Best Ecommerce Solution in 2011, and has been named a Company of the Year by Frost and Sullivan in 2011. LivePerson is headquartered in New York City with offices in San Francisco, Atlanta, Santa Monica, Tel Aviv, London and Melbourne.

For more information, please visit www.liveperson.com. To view other press releases about LivePerson, please visit pr.liveperson.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; potential fluctuations in litigation, transaction-related and other costs; costs associated with our international expansion; the adverse effect that the global economic downturn may have on our business and results of operations; competition in the online sales, marketing, customer service and online engagement solutions markets; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the currency of regions where we have operations; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; risks related to the ability to successfully integrate past or potential future acquisitions; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; and risks related to our common stock being traded on more than one securities exchange, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.

Condensed Consolidated Statements of Income

(In Thousands, Except Share and Per Share Data)

Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$42,475	$36,509	$157,409	$133,089

Operating expenses:
Cost of revenue	10,128	8,047	35,579	33,195
Product development	8,170	5,563	30,051	20,222
Sales and marketing	12,795	10,738	49,614	38,884
General and administrative	8,823	6,008	31,606	21,044
Amortization of intangibles	119	77	218	109
Total operating expenses	40,035	30,433	147,068	113,454

Income from operations	2,440	6,076	10,341	19,635

Other income (expense), net	221	(117)	376	(485)

Income before provision for income taxes	2,661	5,959	10,717	19,150

Provision for income taxes	1,169	2,083	4,362	7,112

Net income	$1,492	$3,876	$6,355	$12,038

Basic net income per common share	$0.03	$0.07	$0.11	$0.23

Diluted net income per common share	$0.03	$0.07	$0.11	$0.22

Weighted average shares outstanding used in basic net income per common share calculation	55,892,061	53,563,396	55,292,597	52,876,999

Weighted average shares outstanding used in diluted net income per common share calculation	57,589,248	55,756,350	57,131,041	55,008,742

LivePerson, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In Thousands, Except Share and Per Share Data)

Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income in accordance with generally accepted accounting principles	$1,492	$3,876	$6,355	$12,038
Add/(less):
(a) Amortization of intangibles	285	77	580	1,029
(b) Stock-based compensation	3,069	1,821	10,715	6,771
(c) Depreciation	2,160	1,634	7,329	6,563
(d) Provision for income taxes	1,169	2,083	4,362	7,112
(e) Other (income) expense, net	(221)	117	(376)	485
Adjusted EBITDA (1)	$7,954	$9,608	$28,965	$33,998
Diluted Adjusted EBITDA per common share	$0.14	$0.17	$0.51	$0.62

Weighted average shares used in diluted adjusted EBITDA per common share	57,589,248	55,756,350	57,131,041	55,008,742

Net income in accordance with generally accepted accounting principles	$1,492	$3,876	$6,355	$12,038
Add:
(a) Amortization of intangibles	285	77	580	1,029
(b) Stock-based compensation	3,069	1,821	10,715	6,771
Adjusted net income	$4,846	$5,774	$17,650	$19,838
Diluted adjusted net income per common share	$0.08	$0.10	$0.31	$0.36

Weighted average shares used in diluted adjusted net income per common share	57,589,248	55,756,350	57,131,041	55,008,742

Adjusted EBITDA	$7,954	$9,608	$28,965	$33,998
Add/(less):
(a) Changes in operating assets and liabilities	6,545	(132)	7,544	(1,849)
(b) Provision for doubtful accounts	-	60	20	290
(c) Provision for income taxes	(1,169)	(2,083)	(4,362)	(7,112)
(d) Deferred income taxes	(1,547)	291	(2,872)	234
(e) Other expense, net	221	(117)	376	(485)
Net cash provided by operating activities	$12,004	$7,627	$29,671	$25,076

(1)	Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

Unaudited

	December 31, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$103,339	$93,278
Accounts receivable, net	23,830	20,999
Prepaid expenses and other current assets	6,369	5,390
Deferred tax assets, net	2,616	2,342
Total current assets	136,154	122,009

Property and equipment, net	17,495	13,879
Intangibles, net	15,681	1,095
Goodwill	32,645	24,090
Deferred tax assets, net	4,183	2,829
Deferred implementation costs, net of current	240	247
Security deposits	669	356
Other assets	1,509	1,546
Total assets	$208,576	$166,051

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$11,125	$8,258
Accrued expenses	17,911	12,019
Deferred revenue	6,525	5,378
Total current liabilities	35,561	25,655

Deferred revenue, net of current	1,263	1,152
Other liabilities	1,509	1,546
Total liabilities	38,333	28,353

Commitments and contingencies

Total stockholders' equity	170,243	137,698
Total liabilities and stockholders' equity	$208,576	$166,051

Stock -Based Compensation

	3 months ended	12 months ended
	December 31, 2012	December 31, 2012
Cost of revenue	$448	$1,579
Product development	759	2,964
Sales and marketing	765	2,878
General and administrative	1,097	3,294
Total	$3,069	$10,715

Amortization of Intangible Assets

	3 months ended	12 months ended
	December 31, 2012	December 31, 2012
Cost of revenue	166	362
General and administrative	119	218
	285	580